UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 19, 2025

KonaTel, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Delaware	001-10171	80-0973608
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Central Expressway, Suite 202

Plano, Texas 75074

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2025, Paul LaPier, our current Vice President of Finance and acting Secretary, was elected by the Board of Directors to serve as the corporate Secretary of the Company. He has been acting Secretary since May 31, 2025, when the consultancy of the former Secretary, B. Todd Murcer, ended. There was a reduction in force of certain employees in November, 2024, to consultants to the Company, which included Mr. Murcer. Mr. LaPier is currently 67 years of age.

All other material information about Mr. LaPier’s business experience and compensation is contained in Items 10 and 11 of the Company’s 10-K Annual Report for the year ended December 31, 2024, which was filed with the United States Securities and Exchange Commission (the “SEC”) on April 15, 2025, a copy of which is attached hereto in Hyperlink and incorporated herein by reference in Section 9 – Financial Statements and Exhibits, Item 9.01 below; and information about Mr. Murcer’s change in employee status to “consultant” is also contained in a footnote to Item 10 in this 10-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

Exhibits incorporated by reference:

Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KonaTel, Inc.

Date: September 25, 2025.	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chairman, Chief Executive Officer and Director

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